Calculation of Filing Fee Tables
S-8
FedEx Freight Holding Company, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, par value $0.10 per share	457(a)	14,000,000	$ 147.45	$ 2,064,300,000.00	0.0001381	$ 285,079.83
Total Offering Amounts:						$ 2,064,300,000.00		$ 285,079.83
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 285,079.83
Offering Note
[1]	(1a) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers (i) such additional number of shares of common stock, par value $0.10 per share ("Common Stock"), of FedEx Freight Holding Company, Inc. (the "Company") issuable upon stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events or (ii) such reduced number of shares of Common Stock in respect of any reverse stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events, in each case with respect to the shares of Common Stock being registered pursuant to this Registration Statement. (1b) Amount Registered represents shares of Common Stock that may be offered or delivered pursuant to the FedEx Freight Holding Company, Inc. 2026 Omnibus Stock Incentive Plan and the FedEx Freight Holding Company, Inc. Employee Stock Purchase Plan. (1c) Proposed Maximum Offering Price Per Unit is estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act on the basis of the average of the high and low sales prices per share of the common stock on The New York Stock Exchange as reported on May 27, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources